UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

[x]

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[ ]

Filed by a Party other than the Registrant

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[ ]Preliminary Proxy Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to §240.14a-12

DIAMOND ENTERTAINMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

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       (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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DIAMOND ENTERTAINMENT CORPORATION

800 Tucker Lane

Walnut, California 91789

February 4, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Diamond Entertainment Corporation (the “Company”), to be held at 10:00 a.m. (local time) on Tuesday, March 1, 2005, at the Company’s principal offices at 800 Tucker Lane, Walnut, California 91789.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the Proxy Statement your careful attention.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Please refer to the enclosed voting form for instructions. If you attend the meeting, you will, of course, have the right to vote in person.

Accompanying the proxy materials is the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

On behalf of the Board of Directors and management, I would like to express our appreciation for your interest in the Company.

Sincerely,

James Lu

President and Co-Chief Executive Officer

Diamond Entertainment Corporation

800 Tucker Lane

Walnut, California 91789

DIAMOND ENTERTAINMENT CORPORATION

800 Tucker Lane

Walnut, California 91789

Notice of Annual Meeting of Shareholders

to be Held March 1, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DIAMOND ENTERTAINMENT CORPORATION (the “Company”) will be held at the offices of the Company, 800 Tucker Lane, Walnut, California 91789, on Tuesday, March 1, 2005 at 10:00 a.m., local time, for the following purposes:

1.

To approve the proposed change of the Company’s Certificate of Incorporation to increase the total number of Common Shares authorized to be issued from 600,000,000 shares to 800,000,000 shares.

2.

To authorize a possible reverse stock split of the Company’s outstanding Common Stock in the range of 10:1 to 30:1, as determined in the sole discretion of the Board of Directors.

3.

To approve the Company’s 2005 Stock Incentive Plan.

4.

To elect two Class 1 Directors, one Class 2 Director, and two Class 3 Director to hold office for two, one, and three years, respectively.  The nominees are named in the accompanying Proxy Statement.

5.

To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 5, 2005, as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  Whether or not you expect to be present at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.  Shareholders who are present at the meeting may revoke their proxies and vote in person.  We hope you will attend.

By Order of the Board of Directors

James Lu

President and Co-Chief Executive Officer

Diamond Entertainment Corporation

800 Tucker Lane

Walnut, California 91789

DIAMOND ENTERTAINMENT CORPORATION

800 Tucker Lane

Walnut, California 91789

ANNUAL MEETING OF SHAREHOLDERS

March 1, 2005

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of Annual Meeting

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of DIAMOND ENTERTAINMENT CORPORATION, a New Jersey corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (local time) on Tuesday, March 1, 2005, at the Company’s principal offices at 800 Tucker Lane, Walnut, California 91789 and at any adjournment or postponement thereof.  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about February 17, 2005.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on January 5, 2005, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the record date, there were 595,144,827 shares of the Company’s Common Stock, no par value (the “Common Stock”), outstanding, each of which is entitle to one vote at the meeting, and 483,251 shares of the Company’s Convertible Preferred Stock, no par value (the “Convertible Preferred Stock”), each of which is entitled to one and ninety-five one hundredths  (1.95) votes at the meeting.  With respect to all matters that will come before the Annual Meeting, each shareholder may vote shares registered in his or her name on the record date.

Quorum

The presence in person or by proxy of owners of shares of capital stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Company’s Annual Meeting.  Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Vote Required For Election of Directors

The affirmative vote of a plurality of the votes duly cast by shareholders of record at the Annual Meeting is required for the election of two Class 1 Directors, one Class 2 Director, and two Class 3 Directors to hold office for two, one and three years, respectively.  A properly executed proxy marked “WITHHOLD AUTHORITY” or “FOR all nominees named (except as marked to the contrary),” where nominees are marked to the contrary, with respect to the election of one or more nominees will not be counted as a vote “cast” or have any effect on the election of such nominee or nominees.

Owners of Common Stock are entitled to cumulative voting in the election of directors.  Accordingly, any shareholder may multiply the number of votes he or she is entitled to vote by the number of directors to be elected (five) and allocate votes among the candidates in any matter.  The five directors receiving the highest number of votes will be elected.

Vote Required For All Other Proposals

The affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting will be necessary to approve (1) the proposed change to the Company’s Certificate of Incorporation to increase the total number of Common Shares authorized, (2) the proposed authorization of the Board of Directors to effect a reverse stock split of our Common Stock in the range of 10:1 to 30:1, and (3) the proposed approval of the Diamond Entertainment Corporation 2005 Stock Incentive Plan.  A properly executed proxy marked “ABSTAIN” with respect to such proposals will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as a vote against the proposal.

Returned Proxy Cards That Do Not Provide Voting Instructions

Proxies that are signed and returned will be voted in the manner instructed by the shareholder. If you sign and return your proxy card with no instructions, the proxy will be voted "FOR all nominees named" with respect to the election of all nominees for director named in this Proxy Statement and "FOR" the items set forth in Proposals 1, 2 and 3.

Broker Non-Votes

If you hold your shares of Common Stock in "street name," that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the outcome of the vote for Proposals 2, 3 and 4.

Changing Your Vote

You may revoke your proxy or change your vote at any time before the proxy is voted at the Annual Meeting. In order to do this, you must:

*

send us written notice, stating your desire to revoke your proxy;

*

send us a signed proxy that bears a later date than the one you intend to revoke; or

*

attend the Meeting and vote in person.  In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Proxy Solicitation

The entire cost of preparing and soliciting proxies will be borne by the Company.  In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the stock and may reimburse them for their expenses in so doing.  If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Security Ownership of Certain Beneficial Owners and Management

The following table presents certain information as of January 5, 2005 with respect to the security ownership of (i) each individual or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director and nominee for director, (iii) the Chief Executive Officer and the two most highly compensated executive officers , each of whom are named in the Summary Compensation Table as serving as executive officers at the end of the 2004 fiscal year, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated below, such individuals have the sole power to control the vote and dispose of such shares of capital stock.

Name and Address of Beneficial Owner (1) (2)	Number of Shares Beneficially Owned	Percentage Ownership (3)
James K. T. Lu (4)	39,096,220	6.17%
Jeffrey I. Schillen (5)	25,349,546	4.00%
Murray T. Scott (6)	1,447,802	0.23%
American Top Real Estate Inc. 313 S.E. 199th Ave. Camas, WA 98607	140,343,755	22.18%
Stacey Stogner 437 Mountain Avenue Westfield, NJ 07090	60,000,000	9.47%
Lu Li Chiu 6th Floor, No. 6, Alley 1 Lane 307, Kang Ning St. Shi Tze Village, Taipei Hsien, Taiwan	60,000,000	9.47%
All directors and executive officers as a group (4 persons) (7)	65,893,568	10.40%

(1) The address of all beneficial owners is 800 Tucker Lane, Walnut, CA 91789, unless otherwise indicated in the table.

(2) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and generally includes voting or investment power with respect to securities.  We have relied on the statements filed with the SEC under Sections 13(d) and (g) of the Exchange Act concerning the beneficial ownership of securities as being complete and accurate.

(3) As of January 5, 2005, there were 595,144,827 shares of Common Stock outstanding.  Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person or group of persons holding such option or warrant, but are not deemed outstanding for computing the percentage of any other person.

(4) Includes 17,500,000 shares issuable upon exercise of warrants and options exercisable within 60 days after January 5, 2005.

(5) Includes 19,923,046 shares issuable upon exercise of warrants, options, convertible notes and unpaid interest exercisable or convertible within 60 days after January 5, 2005.

(6) Includes 250,000 shares issuable upon exercise of warrants exercisable within 60 days after January 5, 2005.

(7) Includes 37,673,046 shares issuable upon exercise of warrants, options, convertible notes and unpaid interest exercisable or convertible within 60 days after January 5, 2005, and is conditioned upon shareholder approval of the increase in authorized common stock. (Proposal 1)

PROPOSAL 1:

INCREASE IN AUTHORIZED COMMON STOCK

General

The Board of Directors has recommended that the shareholders approve an amendment to the Company’s Certificate of Incorporation, as permitted by the New Jersey Business Corporation Act, to increase the number of authorized shares of Common Stock from 600,000,000 shares to 800,000,000 shares.

The Company is currently authorized by its Certificate of Incorporation to issue 600,000,000 shares of Common Stock and 5,000,000 shares of Convertible Preferred Stock.  As of January 5, 2005, 597,968,841 shares of Common Stock were issued and outstanding.  In addition, as of January 5, 2005, the Company has reserved an aggregate of 2,824,014 shares of Common Stock for issuance upon the exercise or conversion of certain outstanding warrants and rights.   Accordingly, as of January 5, 2005, the Company has issued or reserved a total of 597,968,841 shares of Common Stock.

Purpose

The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock to 800,000,000.  The purpose of such increase is to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock, which can be issued for or in connection with such corporate purposes as, may, from time to time, be considered advisable by the Board of Directors.  Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special shareholder’s meeting to approve such additional authorized capital stock.  Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the issuance of Common Stock upon exercise of options granted under the Company’s stock options plan or in connection with other employee benefit plans, (c) the issuance of Common Stock upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (d) issuance in connection with an offering to raise capital for the Company. Although the Company is exploring possible mergers or acquisitions, the Company has no current plans to issue any shares in connection with a merger or acquisition or capital raise.

Potential Effects of the Proposed Increase in the Authorized Common Stock

The additional shares of Common Stock, together with other authorized stock and unissued shares, generally would be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or the Company’s governing documents.

Although the Board of Directors will authorize the issuance of additional shares of Common Stock only when it considers doing so to be in the best interests of the Company, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings and equity per share of Common Stock and on the voting rights of holders of shares of Common Stock.  The increase in the authorized number of shares of Common Stock also could be viewed as having anti-takeover effects and could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  While the Board of Directors has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely.  For example, shares of

Common Stock could be privately sold to purchasers favorable to the Board of Directors in opposing a change in control or to dilute the stock ownership of a person seeking to obtain control.  Although the proposed increase has been prompted by business and financial considerations, shareholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company.  The Company is not aware of any effort to accumulate shares of Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares of authorized Common Stock for anti-takeover purposes.

Certain holders of options, warrants and rights previously have agreed that such options, warrants and rights will not be exercisable until an increase in the authorized number of shares of Common Stock is approved.  Upon such an increase, Mr. James K. T. Lu will be entitled to exercise options to purchase an aggregate of 17,500,000 shares of Common Stock previously granted to him, certain warrant holders will be entitled to exercise warrants to purchase an aggregate of 35,000,000 shares of Common Stock previously issued by us, and holders of Series B Preferred Stock will be able to receive an aggregate of 23,117,733 shares of Common Stock in lieu of liquidated damages and interest.

Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership interest.  However, shareholders wishing to maintain their interests may be able to do so through normal market purchases.

Recommendation

The affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting is required for the adoption of the proposed amendment to the Certificate of Incorporation to authorize us to increase the number of authorized shares of Common Stock.

If the shareholders do not approve the proposed amendment, the number of authorized shares of Common Stock will remain 600,000,000.  Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the increase in the number of authorized shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

If the proposed amendment is adopted by the shareholders, the Company’s Certificate of Incorporation will be amended, as reflected in Exhibit A to this Proxy Statement, to increase the number of shares authorized as promptly as practicable.

PROPOSAL 2:

REVERSE STOCK SPLIT OF OUR COMMON STOCK IN THE RANGE OF

FROM 10:1 TO 30:1, IN THE DISCRETION OF OUR BOARD OF DIRECTORS

Overview

The shareholders are being asked to approve a possible reverse stock split of our outstanding Common Stock in the range of from 10:1 to 30:1 (or more plainly stated, the range would be as low as from ten existing shares to be exchanged for one new share, to as high as thirty existing shares to be exchanged for one new share), as determined in the sole discretion of the Board of Directors. The Board of Directors has adopted a resolution (i) declaring the advisability of a possible reverse stock split in the range of 10:1 to

30:1, subject to shareholder approval, (ii) in connection therewith, approving a form of amendment to our Certificate of Incorporation to effect such a reverse stock split, subject to shareholder approval, and (iii) authorizing any other action the Board of Directors deems necessary to effect such a reverse stock split, without further approval or authorization of the Company’s shareholders. If the proposed reverse stock split is approved, our Board of Directors would have the discretion to elect, as it determines to be in the best interests of the Company and its shareholders, to effect the reverse stock split at any exchange ratio within the range at any time before the date of our next Annual Meeting of Shareholders. The Board of Directors may elect not to implement the approved reverse stock split at its sole discretion. The Board of Directors believes that approval of a proposal granting this discretion to the Board of Directors provides the Board of Directors with appropriate flexibility to achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of the Company and its shareholders. The amendment to the Certificate of Incorporation is attached as Exhibit B to this Proxy Statement.

The Purpose For Which The Board of Directors Would Effect The Reverse Stock Split

In order to attempt to proportionally raise the per share price of our Common Stock, the Board of Directors believes that it is in the best interests of our shareholders for the Board of Directors to obtain the authority to implement a reverse stock split. The Board of Directors believes that shareholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to achieve the desired results of the reverse stock split. If the shareholders approve this proposal, the Board of Directors would carry out a reverse stock split only upon the Board of Directors’ determination that a reverse stock split would be in the best interests of the shareholders at that time.

To accomplish the reverse stock split, we would file an amendment to the Certificate of Incorporation with the New Jersey Secretary of State. The form of amendment to the Certificate of Incorporation to accomplish the proposed reverse stock split is attached as Exhibit B to this Proxy Statement. The text of the amendment to the Certificate of Incorporation is subject to modification to include such changes as the Board of deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split. If the Board of Directors elects to implement the reverse stock split, the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the selected exchange ratio for the reverse stock split. The number of authorized shares of the Common Stock and Preferred Stock would remain unchanged. The reverse stock split would become effective upon filing the amendment to the Certificate of Incorporation with the New Jersey Secretary of State. No further action on the part of shareholders would be required to either effect or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split prior to the date of our next annual meeting of shareholders, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed and abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our shareholders.

Potential Effects Of The Proposed Reverse Stock Split

The immediate effect of the reverse stock split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any effected reverse stock split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is that sometimes stock performance improves, but in many cases it does not. There can be no assurance that the trading price of the Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split or remain at an increased level for any period. Also, there is no assurance that a reverse stock split would not eventually lead to a decrease in the trading price of the Common Stock, that the trading price would remain above the thresholds required by the Over-The-Counter Bulletin Board or that we will be able to continue to meet the other continued listing requirements of the Over-The-Counter Bulletin Board. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

Effects On Ownership By Individual Shareholders

If we implement the reverse stock split, the number of shares of our Common Stock held by each shareholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the selected exchange ratio, and then rounding up to the nearest whole share. The reverse stock split would not affect any shareholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interest in a fractional share would be rounded up to the nearest whole share.

Effect On Options, Warrants And Other Securities

In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our Common Stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split. Also, the number of shares reserved for issuance under any existing employee stock option plans would be reduced proportionally based on the selected exchange ratio of the reverse stock split.  Our preferred stock would not be affected by the proposed reverse stock split.

Other Effects On Outstanding Shares

If the reverse stock split were implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the reverse stock split. Each share of Common Stock issued pursuant to the reverse stock split would be fully paid and non-assessable. The reverse stock split would result in some shareholders owning "odd-lots" of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Authorized Shares Of Common Stock

The reverse stock split, if implemented, would not change the number of authorized shares of the Common Stock as designated by the Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase.

The additional shares of Common Stock that would become available for issuance if the reverse stock split is approved could be viewed as having ant-takeover effects and could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. While the Board of Directors has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely.  For example, shares of Common Stock could be privately sold to purchasers favorable to the Board of Directors in opposing a change in control or to dilute the stock ownership of a person seeking to obtain control.  Although the proposed reverse stock split has been prompted by business and financial considerations, shareholders nevertheless should be aware that approval of the proposal could facilitate future efforts by Company management to deter or prevent a change in control of the Company.  The Company is not aware of any effort to accumulate shares of Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares of authorized Common Stock for anti-takeover purposes.

Procedure For Implementing The Proposed Reverse Stock Split And Exchange Of Stock Certificates

If shareholders approve the proposed amendment to the Certificate of Incorporation, the Board of Directors may elect whether or not to declare a reverse stock split at any time before our next annual meeting of shareholders. The reverse stock split would be implemented by filing the amendment to the Certificate of Incorporation with the New Jersey Secretary of State, and the reverse stock split would become effective on the date the filing is accepted by the Secretary of State.

As of the effective date of the reverse stock split, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date.

If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, shareholders and holders of securities convertible into our Common Stock would be notified of the effectiveness of the reverse stock split. shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until such shareholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Consequences

The no par value per share of our Common Stock would remain unchanged after the reverse stock split.  The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our Common Stock to shareholders who would otherwise be entitled to receive fractional shares of Common Stock following the reverse stock split, any fractional shares which result from the reverse stock split will be rounded up to the next whole share.

No Appraisal Rights

Under the New Jersey Business Corporation Act, shareholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation to effect the reverse stock split.

United States Federal Income Tax Consequences Of The Reverse Stock Split

The following is a summary of important U.S. tax considerations of the reverse stock split. It addresses only shareholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-reverse stock split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult a qualified tax advisor.

The proposed reverse stock split is intended as a "reorganization" within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a shareholder; however, there will be an adjustment to the shareholder’s basis equal to the fractional share times the market value on the date of issuance. No gain or loss will be recognized by us as a result of the reverse stock split.

Recommendation

The affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting is required for the adoption of the proposed amendment to the Certificate of Incorporation to authorize us to effect a reverse stock split of our Common Stock in the range of 10:1 to 30:1, as determined in the sole discretion of the our Board of Directors. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the proposed reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 3:

PROPOSED 2005 STOCK INCENTIVE PLAN

The Board of Directors has determined that it is in the Company’s best interest to adopt a flexible program of equity incentive awards that promotes the Company’s interests and the interests of its shareholders by providing key employees and consultants with an appropriate incentive to continue in their employ and to improve the Company’s growth and profitability. The Incentive Plan is designed to provide such flexibility, while tying such incentives to the actual growth realized by the Company’s shareholders.  Implementation of the Incentive Plan is conditioned upon shareholder approval of the increase in authorized Common Stock (Proposal 1).

The Board of Directors adopted the Incentive Plan on November 30, 2004 subject to shareholder approval.  The following is a summary of the material features of the Incentive Plan. This summary is subject in all respects to the complete text of the Incentive Plan, which is attached hereto as Exhibit C.

Purpose

The purpose of the Incentive Plan is to help attract and retain superior directors, officers, key employees and consultants of the Company and its subsidiaries and to encourage them to devote their abilities and industry to the success of the Company.  If the Incentive Plan is approved by the shareholders, 50,000,000 shares would be issued to current directors, officers and employees of the Company who held options to purchase an aggregate of 50,000,000 shares of Common Stock granted pursuant to the 2001 Stock Compensation Plan which could not be exercised prior to their expiration due to the fact that no authorized shares of Common Stock were available for issuance upon such exercise.  Of this amount, Mr. James K.T. Lu held 20,000,000 options, Mr. Jeffrey Schillen held 10,000,000, Mr. Fred Odaka held 5,000,000 options, and Mr. Murray T. Scott held 5,000,000 options.

Shares Available Under the Incentive Plan

The Incentive Plan provides for grants of options.  If the Incentive Plan is approved, an aggregate of 65,000,000 shares of Common Stock will be authorized for issuance under the Incentive Plan, which amount will be proportionately adjusted if the proposed reverse stock split is approved and effected, or in the event of certain changes in the Company’s capitalization, a merger, or a similar transaction.  If any of the options (including incentive stock options) granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options shall again be available for purposes of the Incentive Plan.  Such shares may be authorized and unissued shares or treasury shares.

Eligibility

All directors, officers, employees and consultants of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan.  The Company estimates that as of January 5, 2005, there were approximately 5 directors and officers, 12 employees and 1 consultant eligible to participate in the Incentive Plan.  On January 5, 2005, the closing price of the Common Stock was $0.015.

Determination of Eligibility; Administration of the Program

The Incentive Plan will be administered by a committee appointed by the Board of Directors or by the entire Board (the “Committee”, or the “Program Administrator”).  The Program Administrator has full discretion and authority to: (a) interpret the Incentive Plan; (b) define its terms; (c) prescribe, amend and rescind rules and regulations relating to the Incentive Plan; (d) select eligible individuals to receive options, stock appreciation rights, and performance shares under the Incentive Plan; (e) determine when options, stock appreciation rights, or performance shares shall be granted under the Program; (f) determine the type, number, and terms and conditions of awards to be granted and the number of shares of stock to which awards will relate, and any other terms and conditions of options, stock appreciation rights, and performance shares; and (g) make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.  Amounts that may be awarded to any person under the Incentive Plan are not determinable at this time.

Types of Options

The Incentive Plan is comprised of two parts: (i) the Incentive Stock Option Program (“Incentive Program”), and (ii) the Supplemental Stock Option Program (“Supplemental Program”),.

Incentive Program.  The Company intends that options granted pursuant to the provisions of the Incentive Program will qualify and will be identified as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code.  The Program Administrator may grant ISOs to purchase Common Stock to any employee of the Company or its subsidiaries.  These options shall expire on the date determined by the Program Administrator, but they shall not expire later than 10 years from the date the options are granted.  Any ISO granted to any person who owns more than 10% of the combined voting power of all classes of stock of the Company or any of its subsidiaries shall expire no later than five years from the date it was granted.

The exercise price of ISOs may not be less than the fair market value of the Company’s Common Stock on the date of grant.  However, the exercise price of an ISO granted to a 10% or more shareholder may not be less than 110% of the fair market value of the Company’s Common Stock on the date of grant.  The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Supplemental Program.  Options granted under this Supplemental Program shall not be ISOs as defined in Section 422 of the Code.  The Program Administrator may grant supplemental stock options to eligible participants in the Incentive Plan.  These options shall expire on the date determined by the Program Administrator, but they shall not expire later than 10 years from the date the options are granted.  The exercise price of supplemental stock options shall be determined by the Program Administrator at the time of grant.

Exercise

Options may be exercised by providing written notice to the Company, specifying the number of shares to be purchased and accompanied by payment for such shares, and otherwise in accordance with the applicable option agreement.  Payment may be made in cash, other shares of Common Stock or by a combination of cash and shares.  The Program Administrator may also permit cashless exercises pursuant to procedures approved by the Program Administrator.

Vesting of Options

Unless otherwise provided by the Program Administrator at the time of grant or accelerated, stock options vest in three annual installments commencing one year after the date of grant.

Transferability of Options

Grants of stock options are generally not transferable except by will or by the laws of descent and distribution, except that the Program Administrator may, in its discretion, permit transfers of supplemental stock options for estate planning or other purposes subject to any applicable restrictions under federal securities laws.

Award Limitations

The maximum number of shares of Common Stock subject to options that an individual may receive in any calendar year will be 25,000,000.

Acceleration of Vesting; Change in Control

The Program Administrator may, in its discretion, accelerate the exercisability of any option or provide that all restrictions, performance objectives, performance objective periods and risks of forfeiture pertaining to a performance share award shall lapse upon the occurrence of a “change in control” of the Company, as defined in the Incentive Plan.

If a change in control occurs pursuant to a merger or consolidation or sale of assets as described above, then each outstanding option, stock appreciation right, and performance share award shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors to be the successor corporation unless the successor does not so agree at least 15 days prior to the merger, consolidation or sale of assets.  In that instance, each option, stock appreciation right, or performance share award shall be deemed to be fully vested and exercisable.

Effect of Termination of Employment or Service as a Director or Consultant

Except as otherwise provided in any agreement evidencing an award or option:

(a) in the event that a participant’s employment or service with the Company is terminated for “cause,” any outstanding options of such participant shall terminate immediately;

(b)  in the event that a participant’s employment or service with the Company terminates due to death or disability (within the meaning of Section 22(e)(3) of the Code), all options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within one year following such date of termination; and

(c)  in the event that a participant’s employment or service with the Company terminates for any other reason, any outstanding options shall be exercisable, to the extent exercisable on the date of termination, for a period of 90 days after the date of such termination if the recipient resigned, and 12 months after the date of such termination if it was an involuntary termination other than for cause.

Amendment, Suspension or Termination of the Program

The Incentive Plan will terminate on the day preceding the tenth anniversary of its adoption, unless sooner terminated by the Board of Directors.  Prior to that date, the Program Administrator may amend, modify, suspend or terminate the Program, provided, however, that (a) shareholder approval is obtained when required by law, and (b) no such amendment, modification, suspension or termination by the Program Administrator shall adversely affect the rights of participants, without their consent, under any outstanding option.

Federal Income Tax Consequences of Options

BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS.  PARTICIPANTS IN THE INCENTIVE PLAN ARE ADVISED TO CONSULT THEIR OWN PERSONAL TAX ADVISORS.  IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE CODE AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

Incentive Program.  In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO (assuming the ISO continues to qualify as such at the time of exercise).  The excess of the fair market value of shares of Common Stock received upon exercise of the ISO over the exercise price is, however, a tax preference item which can result in imposition of the alternative minimum tax.  The optionee’s “tax basis” in the shares of Common Stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in the case in which the optionee pays the exercise price by delivery of the shares of Common Stock otherwise owned by the optionee (as discussed below).

If the shares acquired upon the exercise of an ISO are held by the optionee for the “ISO holding period” of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO Shares equal to the amount realized upon such sale minus the optionee’s tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO.  As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized on the disposition will be taxed as ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the optionee’s tax basis in the shares, or (ii) the amount realized upon the disposition minus the optionee’s tax basis in the shares.  If the amount realized upon a disqualifying disposition is greater than the amount treated as ordinary income, the excess amount will be treated as capital gain for federal income tax purposes.  Certain transactions are not considered disqualifying dispositions including certain exchanges, transfers resulting from the optionee’s death, and pledges and hypothecations of ISO shares. To the extent an optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the provision of Code Section 162(m), as discussed below, to a corresponding tax deduction in the year in which the disqualifying disposition occurs.

Supplemental Program.  Generally, no income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time.  Upon the exercise of a supplemental stock option, the optionee will be subject to ordinary income tax equal to the excess of the fair market value of the stock on the exercise date over the exercise price. Subject to the requirement of reasonableness and the provisions of Code Section 162(m), as discussed below, the Company will be entitled to a tax deduction in an amount equal to the ordinary income realized by the optionee.  If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

Compensation Deduction Limitation.  Code Section 162(m) generally disallows a public company’s tax deduction for compensation paid to the Chief Executive Officer, or to any of the other four most highly compensated officers, in excess of $1.0 million in any tax year.  Compensation that qualifies as “performance-based compensation” is excluded from the $1.0 million deductibility cap, if various requirements are satisfied.

Recommendation

The affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting is required for the adoption of the Incentive Plan.  Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the Incentive Plan. Implementation of the Incentive Plan is conditioned upon shareholder approval of the increase in authorized Common Stock (Proposal 1).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended, provides for the classification of our Board of Directors into three classes with staggered three-year terms of office.  All terms currently are expired.  Consequently, we are required this year to elect each class of directors for staggered terms.  Thereafter, when directors are elected at all subsequent annual meetings of shareholders, they will be elected to three-year terms.

Our Board of Directors currently consists of three persons.  However, the Board has voted to increase the size of the Board to five persons, and has nominated the five persons listed below to be elected as directors at the Annual Meeting.

The persons named in the proxy will vote to elect Jeffrey I. Schillen and Fred U. Odaka as Class 1 Directors for terms of two years, Jerry Lan as a Class 2 Director for a term of one year, and James K. T. Lu and Murray T. Scott as Class 3 Directors for terms of three years, unless authority to vote for the election is withheld or the proxy is marked with the names of directors as to whom authority to vote is withheld. In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

The following table sets forth certain information regarding the nominees for election as directors.

Name	Age	Position
Jerry Lan	63	Nominee for Director
James K. T. Lu	57	Co-Chairman of the Board, Co-Chief Executive Officer, President, and Secretary
Fred U. Odaka	68	Chief Financial Officer, and Nominee for Director
Jeffrey I. Schillen	58	Co-Chairman of the Board, Co-Chief Executive Officer, Executive Vice President – Sales and Marketing
Murray T. Scott	83	Director

Biographical Summaries of Director Nominees

Jerry Lan, Nominee for Director

Jerry Lan, a nominee to become a director, has been a principal and a tax management consultant since 1973 with Lan, Liu & Co. LLP, a public accounting firm based in Artesia, California.  In addition, Mr. Lan has been an investment advisor and life insurance agent with John Hancock Financial Co. in Irvine, California since 1999.

James K. T. Lu, Co-Chairman of the Board, Co-Chief Executive Officer, President, and Secretary

Mr. Lu has been a director since February 1989, Chairman of the Board, Chief Executive Officer and Secretary since March 1, 1990, and President since July 1991. As of April 1, 2002, Mr. Lu became Co-Chairman and Co-Chief Executive Officer.  In a matter which had no relationship to our business or his activities as an officer of the Company or any subsidiaries thereof, Mr. Lu pled guilty in 2002 to one count of conspiracy to launder money and one count of violation of the Travel Act.   Mr. Lu entered into a cooperation agreement with the authorities and was granted an early termination of his supervised release.

Fred U. Odaka, Chief Financial Officer, and Nominee for Director

Mr. Odaka has been our Chief Financial Officer since September 2000. From December 1998 to September 2000 Mr. Odaka was a consultant to Diamond Entertainment Corporation and was our "acting" Chief Financial Officer. Mr. Odaka received his Bachelor of Science degree in finance from Fresno State College, Fresno, California.

Jeffrey I. Schillen, Executive Vice President – Sales and Marketing, and Director

Mr. Schillen has been our Executive Vice President of Sales and Marketing since 1993 and has been a director since our inception in April 1986. As of April 1, 2002, Mr. Schillen became Co-Chairman and Co-Chief Executive Officer.

Murray T. Scott, Director

Mr. Scott became a director in November 1993. Mr. Scott was the President and Chief Executive Officer of Gregg's Furniture, a custom furniture building business in Victoria, Canada, from 1958 to 1995. Mr. Scott remains involved with Gregg's Furniture in a consulting and advisory capacity.

Related Party Transactions

As of December 31, 2004, we owed James K.T. Lu an aggregate of $378,577 for accrued and unpaid salaries and wages and vacation pay, and Mr. Lu owed us an aggregate of $121,240 in principal and interest with respect to a prior loan.  We will offset the amount owed to Mr. Lu against the amount owed by us to him during 2005.

As of December 31, 2005, we owed Jeffrey I. Schillen an aggregate of $493,892 for accrued and unpaid salaries and wages and accrued vacation pay, and an aggregate of $95,865 in principal and interest with respect to a convertible note held by Mr. Schillen.

Committees of the Board of Directors

We do not have a standing audit committee, compensation committee or nomination committee. Currently, the full Board of Directors performs the functions normally delegated to such committees, and, accordingly, none of the persons considering nominations is independent. The Board of Directors believes at this time it is in the best interests of the Company and its shareholders for each member of the Board of Directors to participate in all functions of the Board of Directors, as long as no conflicts are present. The Board of Directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for the Board of Directors.  Additionally, the Board of Directors has not created particular qualifications or minimum standards that candidates for the Board of Directors must meet. Instead, the Board of Directors considers how a candidate could contribute to the company’s business and meet the needs of the company and the Board of Directors.  Consideration of additional nominees and the evaluation of their qualifications is made on the basis that the Board of Directors determines to be in the best interests of the Company and its shareholders. Mr. Lan was brought to the attention of the Board of Directors by Mr. Lu.  After the Board of Directors expands to five members at the Annual Meeting, the

Board of Directors will consider creating committees and delegating appropriate Board of Directors functions to those committees at that time.

Meetings of the Board of Directors

During the fiscal year ended March 31, 2004, the Board of Directors held a total of two meetings and additionally took action by unanimous written consent on two other occasions. None of our directors attended less than 75% of the meetings.

Procedure For Nominating Directors

The Board of Directors will consider candidates for director recommended by our shareholders. Candidates recommended by shareholders are evaluated with the same methodology as candidates recommended by management or members of the Board of Directors. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the company to Diamond Entertainment Corporation, 800 Tucker Lane, Walnut, California 91789, Attention: Fred U. Odaka. All candidate referrals will be reviewed by at least one current director.

Contact With The Board Of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Financial Officer, Fred U. Odaka, at Diamond Entertainment Corporation, 800 Tucker Lane, Walnut, California 91789. While we appreciate all comments and questions from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the Securities and Exchange Commission so that all shareholders have access to information about our company at the same time.

Mr. Odaka collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors of directors generally or to a specific director, Mr. Odaka will disseminate the communication to the appropriate party at the next scheduled Board of Directors meeting unless the communication requires a more urgent response. In that case, Mr. Odaka will direct the communication to the appropriate party prior to the next scheduled Board of Directors meeting. If the communication is addressed to an executive officer, Mr. Odaka will direct that communication to the executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial and annual reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us as required under the SEC’s rules with respect to fiscal 2004, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareowners were complied with.

Executive Compensation

The following table presents a summary of the compensation paid to our Executive Officers whose compensation was in excess of $100,000 during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

Summary Compensation Table

Long Term Compensation .
	Annual Compensation .				Awards .		Payouts
Name and Principal Position	Year	Salary	Bonus	All Other Annual Compen- sation	Restricted Stock Awards	(#) of Securities Underlying Options/SARs	LTIP Payouts	All Other Compen- sation

James K.T. Lu (1) President, Co-Chief Executive Officer and Secretary	2004 2003 2002	$150,000 $ 30,000 $150,000	$0 $0 $0	$0 $0 $0	$0 $0 $0	0 0 34,500,000	$0 $0 $0	$21,731 $35,326 $28,060

Jeffrey I. Schillen (2) Co-Chief Executive Officer, Executive Vice President of Sales and Marketing	2004 2003 2002	$150,000 $150,000 $120,000	$0 $0 $0	$0 $0 $0	$0 $0 $0	0 0 10,000,000	$0 $0 $0	$11,486 $14,942 $15,813

_____________

(1)   Mr. Lu's annual salary was $150,000 during the fiscal year ended March 31, 2004.   His annual salary during the fiscal year ended March 31, 2003 was $30,000, as a result of his leave of absence.  Mr. Lu's annual salary was $150,000 during the fiscal year ended March 31,2002 and he elected to defer a substantial portion of his salary for this period. During the fiscal years ended March 31, 2004, 2003 and 2002, Mr. Lu was paid salaries totaling $140,625, $30,000, and $68,846, respectively.

(2)   Mr. Schillen's annual salary was $150,000 during the fiscal years ended March 31, 2004 and 2003. His annual salary was $120,000 during the fiscal year ended March 31, 2002.  He elected to defer a substantial portion of his salary the year ended March 31, 2004, 2003 and 2002. During the fiscal years ended March 31, 2004, 2003 and 2002, Mr. Schillen was paid salaries totaling $82,500, $15,000 and $50,646 respectively.

Option/SAR Grants

No options or SARs were granted during the last completed fiscal year to any of our named executive officers.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

The following table sets forth certain information with respect to options exercised during the fiscal year ended March 31, 2004 by the named executive officers and with respect to unexercised options held by such persons at March 31, 2004.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End.		Value of Unexercised In-the-Money Options/SARs at FY-End.
			Exercisable	Unexercisable	Exercisable	Unexercisable
James K.T. Lu	0	$0	0	41,600,000 (1)	$ 0	$20,800

Jeffrey I. Schillen	0	$0	30,573,042	0	$ 15,287	$ 0

(1) Mr. Lu has agreed that such options shall not be exercisable until such time, if any, as an increase in the authorized number of shares of Common Stock is approved by the shareholders.

Employment Agreements

In 1991, we entered into employment agreements with each of Messrs. Lu and Schillen for annual compensation of $150,000 and $90,000, respectively; both provide for annual adjustments in accordance with the consumer price index.   However, effective fiscal years 1996 and 2003, Mr. Schillen's annual compensation was increased to $120,000 and $150,000, respectively. Consequently, contracted salary levels are at $150,000 for Mr. Lu and Mr. Schillen. Both employment agreements were extended in July 2000 for a period of five years terminating on December 31, 2005. See "Summary Compensation Table" above, and the notes thereto.

On April 23, 1996 we agreed to reserve 1,000,000 shares of Common Stock for distribution to Messrs. Lu and Schillen.  Such shares could be purchased for $.25 per share, in installment payments with a five year promissory note with interest at 6% per annum. On July 24, 2001, our Board of Directors approved the lowering of the exercise rate per share to $.005 to purchase such shares and extended the expiration date of such options to April 22, 2004. As of March 31, 2004 such officers had not purchased any of such shares.  On April 22, 2004, options for such shares expired and were cancelled.

In September 1997 as consideration for each of Messrs. Lu and Schillen agreeing to defer up to 90% of their salaries through March 31, 1998, we issued 3,000,000 shares of Common Stock and warrants to purchase 3,000,000 shares of Common Stock to Mr. Lu, and issued 750,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock to Mr. Schillen. All of such warrants have an exercise price of $.10 per share. The warrants are fully vested and were exercisable until March 31, 1999. On July 24, 2001, we lowered the exercise price of such warrants to $.005 per share. In February 2002, we extended the term of the warrants until March 31, 2005.  As of January 5, 2005, such warrants were not exercised.

We maintain a life insurance policy on Mr. Lu, for our benefit in the amount of $1,000,000.

None of the employment agreements which we have with any of our executives, indicated above, provides for any specific compensation to such individuals should their respective employment agreements be terminated prior to expiration of their respective terms.

Employee and Director Stock Option Plan

In July 24, 2001, we adopted the 2001 Stock Compensation Plan dated July 13, 2001 in order to attract and retain qualified personnel. The Plan authorized our Board of Directors to sell or award up to 50,000,000 shares and/or options of Common Stock at a purchase price of $0.006 per share. On July 13, 2001, our Board of Directors granted an aggregate of 50,000,000 options to purchase shares of our Common Stock to our officers, directors, and employees. As of March 31, 2004, none of these options had been exercised and on July 23, 2004, all 50,000,000 options expired and were cancelled.

Consulting Agreement with Director

On August 25, 1997 we executed a consulting agreement with Murray T. Scott, one of our directors, for long term strategic planning, including development of marketing strategies and development and acquisition of new products. Mr. Scott's consulting agreement had a term of two years. As compensation under the agreement, Mr. Scott was issued 250,000 shares of Common Stock, and warrants to purchase an additional 250,000 shares of Common Stock at an exercise price of $0.10 per share. On July 24, 2001 we lowered the exercise price of the warrants from $0.10 to $0.005 per share. Such warrants expire on August 24, 2005.

Compensation of Directors

To date, directors who are not also our employees have received no compensation for attending meetings of our Board of Directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of our directors. There are no standard arrangements or agreements to provide compensation to directors for attending meetings of our Board of Directors.

Recommendation

The affirmative vote of a plurality of the votes represented in person or by proxy at the Annual Meeting is required for the election of the proposed nominees to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JEFFREY I. SCHILLEN AND FRED U. ODAKA AS CLASS 1 DIRECTORS FOR TERMS OF TWO YEARS, JERRY LAN AS A CLASS 2 DIRECTOR FOR A TERM OF ONE YEAR, AND JAMES K. T. LU AND MURRAY T. SCOTT AS CLASS 3 DIRECTORS FOR TERMS OF THREE YEARS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

INDEPENDENT AUDITORS

To audit our financial statements for the fiscal year ended March 31, 2004, we have retained Pohl, McNabola, Berg & Company LLP, which firm also audited our financial statements for the fiscal year ended March 31, 2003.  To minimize relationships that could appear to impair the objectivity of such firm, we have restricted the non-audit services that they may provide to us primarily to tax services.

The aggregate fees billed for professional services by Pohl, McNabola, Berg & Company LLP in fiscal 2004 and 2003 for these various services were:

TYPE OF FEES	Year Ended March 31, 2004	Year Ended March 31, 2003
Audit Fees	$ 49,871	$ 50,000
Audit-Related Fees	$ 0	$ 0
Tax Fees	$ 3,500	$ 4,300
All Other Fees	$ 0	$ 0
Total	$ 53,371	$ 54,300

Our prior independent auditors withdrew in June 2003.  Such prior auditors in writing that there were no disagreements with the Company, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with our report on the financial statements of the Company.  During fiscal 2003, the aggregate fees billed for professional services by our prior auditors $17,500 for audit fees, $0 for audit-related fees, $0 for tax fees, and $0 for all other fees.

In the above table, in accordance with the SEC’s definitions and rules, "audit fees" are fees we paid Pohl, McNabola, Berg & Company LLP for professional services for the audit of our financial statements included in Form 10-KSB and review of financial statements included in Form 10-QSBs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

OTHER MATTERS

At the time this Proxy Statement was mailed to shareholders, management was not aware that any other matter will be presented for action at the Annual Meeting.  If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

In order for shareholder proposals for the next annual meeting of shareholders to be eligible for inclusion in our proxy statement for that annual meeting, they must be received by the Company at its principal executive offices, Attention: James T.K. Lu, Co-Chairman of the Board, 800 Tucker Lane, Walnut, CA 91789, not later than April 29, 2005.

                                       By Order of the Board of Directors of

                                       DIAMOND ENTERTAINMENT CORPORATION

                                       JAMES LU,

                                       CO-CHAIRMAN OF THE BOARD/CO-CHIEF

                                       EXECUTIVE OFFICER/PRESIDENT AND SECRETARY

A copy of the Company’s annual report for the fiscal year ended March 31, 2004, including consolidated financial statements, accompanies this Proxy Statement.  The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Exhibit A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

DIAMOND ENTERTAINMENT CORPORATION

Pursuant to N.J.S. 14A:9-4(3)

Dated:                     , 2005

The undersigned corporation, having adopted an amendment to its Certificate of Incorporation, hereby certifies as follows:

1.

The name of the Corporation is Diamond Entertainment Corporation.

2.

The Corporation’s Certificate of Incorporation is amended by changing Article 4 to read as follows:

“4.  The aggregate number of shares which the corporation shall have authority to issue is Eight Hundred and five Million (805,000,000) shares, consisting of Eight Hundred Million (800,000,000) shares of Common Stock, with no par value, and Five Million (5,000,000) shares of Convertible Preferred Stock, with no par value.  The Board of Directors is hereby authorized to issue the preferred stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the preferred stock pursuant to Section 14A:7-2 of the New Jersey Business Corporation Act.”

3.

The date of the adoption of the amendment by the shareholders was March 1, 2005

4.

The number of votes entitled to be cast on the amendment were ______,

5.

A quorum was represented at the meeting of the shareholders, a total of _____ votes were cast FOR the amendment, _______ votes were cast AGAINST the amendment, and _______ votes were cast to ABSTAIN.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION

By ________________

     (title)

EXHIBIT B

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

DIAMOND ENTERTAINMENT CORPORATION

Pursuant to N.J.S. 14A:9-4(3)

Dated:                     , 2005

The undersigned corporation, having adopted an amendment to its Certificate of Incorporation, hereby certifies as follows:

1.

The name of the Corporation is Diamond Entertainment Corporation.

2.

That, at a meeting of the Board of Directors held on November 30, 2004, which was approved by a subsequent shareholders’ vote, the Corporation resolved to amend its Certificate of Incorporation as follows:

“IT IS RESOLVED, that the Certificate of Incorporation is hereby amended to read as follows:

That the Board of Directors be authorized, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse stock split of the Common Stock of the Corporation on the basis of a ratio within the range of ten to thirty PRE-SPLIT shares for every one POST-SPLIT share of Common Stock, with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion and all fractional share interests to be rounded up to the next whole share (the "Reverse Stock Split"), and further that the Board of Directors be authorized to take all others actions necessary and appropriate to effect such Reverse stock Split if so required.”

3.

The date of the adoption of the amendment by the shareholders was March 1, 2005

4.

The number of votes entitled to be cast on the amendment were ______,

5.

A quorum was represented at the meeting of the shareholders, a total of _____ votes were cast FOR the amendment, _______ votes were cast AGAINST the amendment, and _______ votes were cast to ABSTAIN.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

DIAMOND ENTERTAINMENT CORPORATION

By ________________

     (title)

EXHIBIT C

DIAMOND ENTERTAINMENT CORPORATION

2005 EQUITY COMPENSATION PROGRAM

        1.    Purposes.    This Diamond Entertainment Corporation Equity Compensation Program (the "Program") is intended to secure for Diamond Entertainment Corporation (the "Corporation"), its direct and indirect present and future subsidiaries, including without limitation any entity which the Corporation reasonably expects to become a subsidiary (the "Subsidiaries"), and its shareholders, the benefits arising from ownership of the Corporation's Common Stock, no par value per share ("Common Stock"), by those selected directors, officers, key employees and consultants of the Corporation and the Subsidiaries who are responsible for future growth. The Program is designed to help attract and retain superior individuals for positions of substantial responsibility with the Corporation and the Subsidiaries and to provide these persons with an additional incentive to contribute to the success of the Corporation and the Subsidiaries.

        2.    Elements of the Program.    In order to maintain flexibility in the award of benefits, the Program is comprised of two parts -- the Incentive Stock Option Program ("Incentive Plan"), and the Supplemental Stock Option Program ("Supplemental Plan").  Copies of the Incentive Plan and Supplemental Plan are attached hereto as Parts I and II, respectively. Each such plan is referred to herein as a "Plan" and all such plans are collectively referred to herein as the "Plans." The grant of an option under one of the Plans shall not be construed to prohibit the grant of an option under any of the other Plans.

        3.    Applicability of General Provisions.    Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the general provisions of the Program set forth below under the heading "General Provisions of the Equity Compensation Program" (the "General Provisions").

GENERAL PROVISIONS OF THE EQUITY COMPENSATION PROGRAM

        Article 1.    Administration.    The Program shall be administered by the Board of Directors of the Corporation (the "Board" or the "Board of Directors") or any duly created committee appointed by the Board and charged with the administration of the Program. To the extent required in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such committee shall consist solely of "Outside Directors" (as defined herein). The Board, or any duly appointed committee, when acting to administer the Program, is referred to as the "Program Administrator". Any action of the Program Administrator shall be taken by majority vote at a meeting or by unanimous written consent of all members without a meeting. No Program Administrator or member of the Board of the Corporation shall be liable for any action or determination made in good faith with respect to the Program or with respect to any option granted pursuant to the Program. For purposes of the Program, the term "Outside Director" shall mean a director who (a) is not a current employee of the Corporation or the Subsidiaries; (b) is not a former employee of the Corporation or the Subsidiaries who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the then current taxable year; (c) has not been an officer of the Corporation or the Subsidiaries; and (d) does not receive remuneration (which shall be deemed to include any payment in exchange for goods or services) from the Corporation or the Subsidiaries, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and the regulations thereunder.

        Article 2.    Authority of Program Administrator.    Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrator shall have the authority: (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to prescribe, amend and rescind rules and regulations relating to the Program; (d) to determine the persons to whom options shall be granted under the Program; (e) to determine the time or times at which options shall be granted under the Program; (f) to determine the number of shares subject to any option under the Program as well as the option price, and the duration of each option, and any other terms and conditions of options; and (g) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrator shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

        Article 3.    Maximum Number of Shares Subject to the Program.    The maximum aggregate number of shares of Common Stock issuable pursuant to the Program shall be 65,000,000 shares. No one person participating in the Program may receive options for more than 25,000,000 shares of Common Stock in any calendar year. All such shares may be issued under any Plan, which is part of the Program. If any of the options (including incentive stock options) granted under the Program expire or terminate for any reason before they have been exercised in full, the unissued shares subject to those expired or terminated options shall again be available for purposes of the Program. Any shares of Common Stock delivered pursuant to the Program may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        Article 4.    Eligibility and Participation.    All directors, officers, employees and consultants of the Corporation and the Subsidiaries shall be eligible to participate in the Program. The term "employee" shall include any person who has agreed to become an employee and the term "consultant" shall include any person who has agreed to become a consultant.

        Article 5.    Effective Date and Term of Program.    The Program shall become effective when approved by the shareholders of the Corporation. The Program shall continue in effect for a term of ten years from the date that the Program is adopted by the Board of Directors, unless sooner terminated by the Board of Directors of the Corporation.

        Article 6.    Adjustments.    In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split (an "Adjustment Event"), an appropriate and proportionate adjustment shall be made by the Program Administrator in the maximum number and kind of shares as to which options may be granted under the Program. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such Adjustment Event, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

        Article 7.    Termination and Amendment of Program and Awards.    No options shall be granted under the Program after the termination of the Program. The Program Administrator may at any time amend or revise the terms of the Program or of any outstanding option issued under the Program, provided, however, that (a) any shareholder approval required by applicable law or regulation shall be obtained and (b) no amendment, suspension or termination of the Program or of any outstanding option shall, without the consent of the person who has received an option, impair any of that person's rights or obligations under such option.

        Article 8.    Privileges of Stock Ownership.    Notwithstanding the exercise of any option granted pursuant to the terms of the Program, no person shall have any of the rights or privileges of a shareholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her option until certificates representing the shares of Common Stock covered thereby have been issued and delivered. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which any stock certificate is issued pursuant to the Program.

        Article 9.    Reservation of Shares of Common Stock.    During the term of the Program, the Corporation will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program.

        Article 10.    Tax Withholding.    The exercise of any option under the Program is subject to the condition that, if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise, then, in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

        Article 11.    Employment; Service as a Consultant or Director.    Nothing in the Program gives to any person any right to continued employment by the Corporation or the Subsidiaries or to continued service as a consultant to or director of the Corporation or the Subsidiaries or limits in any way the right of the Corporation or the Subsidiaries at any time to terminate or alter the terms of that employment or service.

        Article 12.    Investment Letter; Restrictions on Obligation of the Corporation to Issue Securities; Restrictive Legend.    Any person acquiring or receiving Common Stock or other securities of the Corporation pursuant to the Program, as a condition precedent to receiving the shares of Common Stock or other securities, may be required by the Program Administrator to submit a letter to the Corporation stating that the shares of Common Stock or other securities are being acquired for investment and not with a view to the distribution thereof. The Corporation shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the Program unless, on the date of sale and issuance thereof, the shares of Common Stock or other securities are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or exempt from registration thereunder. All shares of Common Stock and other securities issued pursuant to the Program shall bear a restrictive legend referring to any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

        Article 13.    Rights Upon Termination of Employment, Service as a Consultant or Service as a Director.     Notwithstanding any other provision of the Program, any benefit granted to an individual who has agreed to become an employee or a consultant of the Corporation or any Subsidiary or to become an employee of any entity which the Corporation reasonably expects to become a Subsidiary, shall immediately terminate if the Program Administrator determines, in its sole discretion, that such person will not become an employee or consultant of the Corporation or any Subsidiary. If a recipient ceases to be employed by or to provide consulting services or services as a director to the Corporation or any Subsidiary, or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, for any reason other than death or disability, then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise, all options shall terminate immediately in the event the recipient's employment or consulting services are terminated for cause and shall be exercisable, to the extent exercisable on the date of termination, for a period of:

        (a) 90 days after the date of such termination if such termination is due to the recipient's resignation; and

        (b) 12 months after the date of such termination if such termination is due to the involuntary termination of the recipient's service or employment other than for cause.

        Article 14.    Rights Upon Disability.    If a recipient becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by or while rendering consulting services or services as a director to the Corporation or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise, all options may be exercised, to the extent exercisable on the date of termination,, at any time within one year after the date of termination due to disability;

        Article 15.    Rights Upon Death.    If a recipient dies while employed by or while rendering consulting services or services as a director to the Corporation or any Subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), then, unless any other provision of the Program provides for earlier termination or the Option grant agreement provides otherwise, all options may be exercised by the person or persons to whom the recipient's rights shall pass by will or by the laws of descent and distribution, to the extent exercisable on the date of death,, at any time within one year after the date of death unless any other provision of the Program provides for earlier termination;

        Article 16.    Non-transferability.    Options granted under the Program may not be sold, pledged, assigned or transferred in any manner by the recipient otherwise than by will or by the laws of descent and distribution and shall be exercisable (a) during the recipient's lifetime only by the recipient and (b) after the recipient's death only by the recipient's executor, administrator or personal representative, provided, however that the Program Administrator may permit the recipient of an option granted pursuant to Part II of the Program to transfer options to a family member or a trust or partnership created for the benefit of family members. In the case of such a transfer, the transferee's rights and obligations with respect to the applicable options shall be determined by reference to the recipient and the recipient's rights and obligations with respect to the applicable options had no transfer been made. The recipient shall remain obligated pursuant to Articles 10 and 12 hereunder if required by applicable law.

        Article 17.    Change in Control.    The Program Administrator shall have the authority to provide, either at the time that any option is granted or thereafter, that such option or stock appreciation right shall become fully exercisable upon the occurrence of a Change in Control Event. As used in the Program, a "Change in Control Event" shall be deemed to have occurred if any of the following events occur:

        (a) the consummation of any consolidation or merger of the Corporation in which either (i) the Corporation is not the continuing or surviving corporation or (ii) holders of the Corporation's Shares immediately prior to the consolidation or merger do not own fifty percent (50%) or more of the common stock of the surviving corporation immediately after the consolidation or merger; or

        (b) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, other than to a subsidiary or affiliate; or

        (c) an approval by the shareholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; or

        (d) (A) a purchase by any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity of any voting securities of the Corporation (the "Voting Securities") (or securities convertible into Voting Securities) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Voting Securities (or securities convertible into Voting Securities), the Board shall determine that the making of such purchase shall not be deemed a Change in Control for purposes of the Program, or (B) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Corporation or any benefit plan sponsored by the Corporation or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding Voting Securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not be deemed to constitute a Change in Control for purposes of the Program.

        Article 18.    Merger or Asset Sale.    For purposes of the Program, a merger or consolidation which would constitute a Change in Control Event pursuant to Article 17 and a sale of assets which would constitute a Change in Control Event pursuant to Article 17 are hereinafter referred to as "Article 18 Events". In the event of an Article 18 Event, each outstanding option shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors of the Corporation to be the successor corporation. However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Article 18 Event, to assume or so substitute each such option, each option not so assumed or substituted shall be deemed to be fully vested and exercisable. If an option becomes fully vested and exercisable pursuant to the terms of this Article 18, the Program Administrator shall notify the holder thereof in writing or electronically that (a) such holder's option shall be fully exercisable until immediately prior to the consummation of such Article 18 Event and (b) such holder's option shall terminate upon the consummation of such Article 18 Event. For purposes of this Article 18, an option shall be considered assumed if, following consummation of the applicable Article 18 Event, the option confers the right to purchase or receive, for each share of Common Stock subject to the option immediately prior to the consummation of such Article 18 Event, the consideration (whether stock, cash or other securities or property) received in such Article 18 Event by holders of Common Stock for each share of Common Stock held on the effective date of such Article 18 Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Article 18 Event is not solely Common Stock of such successor, the Program Administrator may, with the consent of such successor corporation, provide for the consideration to be received in connection with such option to be solely Common Stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Article 18 Event.

        Article 19.    Method of Exercise.    Any optionee may exercise his or her option from time to time by giving written notice thereof to the Corporation at its principal office together with payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which the Corporation receives such notice. Such notice shall state the number of shares to be purchased. The purchase price of any shares purchased upon the exercise of any option granted pursuant to the Program shall be paid in full at the time of exercise of the option by certified or bank cashier's check payable to the order of the Corporation, by tender of shares of Common Stock which have a Fair Market Value on the date of tender equal to the purchase price, or by a combination of checks and shares of Common Stock; provided however that any shares of Common Stock so tendered shall have been owned by the optionee for a period of least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Corporation. The Program Administrator shall, subject to such rules and procedures as the Program Administrator may prescribe, permit an optionee to make "cashless exercise" arrangements, to the extent permitted by applicable law, and may require optionees to utilize the services of a single broker selected by the Program Administrator in connection with any cashless exercise. No option may be exercised for a fraction of a share of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value as determined by the Program Administrator in accordance with Section 4 of the Incentive Plan.

        Article 20.    Ten-year Limitations.    Notwithstanding any other provision of the Program, (a) no option may be granted pursuant to the Program more than ten years after the date on which the Program was adopted by the Board of Directors and (b) any option granted under the Program shall, by its terms, not be exercisable more than ten years after the date of grant.

        Article 21.    Sunday or Holiday.    In the event that the time for the performance of any action or the giving of any notice is called for under the Program within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

        Article 22.    Governing Law.    The Program shall be governed by and construed in accordance with the laws of the State of New Jersey.

        Article 23.    Pooling Transactions.    Notwithstanding anything contained in the Program to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction (as defined herein), the Program Administrator shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Corporation to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment or settlement with respect to any benefit granted under the Program, (b) providing that the payment or settlement in respect of any such benefit be made in the form of cash, Shares or securities of a successor or acquirer of the Corporation, or a combination of the foregoing and (c) providing for the extension of the term of any such benefit to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any such benefit. For purposes of the Program, the term "Pooling Transaction" shall mean an acquisition of the Corporation in a transaction that is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

        Article 24.    Covenant Against Competition.    The Program Administrator shall have the right to condition the award to an employee of the Corporation or the Subsidiaries of any option under the Program upon the recipient's execution and delivery to the Corporation of an agreement in a form satisfactory to the Program Administrator containing such non-compete, non-solicitation and non-disclosure terms as shall be determined by the Program Administrator.

PART I

INCENTIVE STOCK OPTION PLAN

                  The following provisions shall apply with respect to options granted by the Program Administrator pursuant to Part I of the Program:

                  Section 1. GENERAL. This Incentive Stock Option Plan ("Incentive Plan") is Part I of the Corporation's Program. The Corporation intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Code. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

                  Section 2. TERMS AND CONDITIONS. The Program Administrator may grant incentive stock options to purchase Common Stock to any employee of the Corporation or its Subsidiaries. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrator shall, in its discretion, determine, as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

                  Section 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under the Incentive Plan expire later than ten years from the date on which the option is granted. Notwithstanding the foregoing, any option granted under the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the

Corporation or any Subsidiary shall expire no later than five years from the date on which the option is granted.

                  Section 4. PURCHASE PRICE. The option price with respect to any option granted pursuant to the Incentive Plan shall not be less than the Fair Market Value of the shares on the date of the grant of the option; except that the option price with respect to any option granted pursuant to the Incentive Plan to any person who owns more than 10% of the combined voting power of all classes of stock of the Corporation shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted. For purposes of the Program, the phrase "Fair Market Value" shall mean the fair market value of the Common Stock on the date of grant or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) of a share of Common Stock on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Program Administrator in accordance with generally accepted valuation principles and such other factors as the Program Administrator reasonably deems relevant.

                  Section 5. MAXIMUM AMOUNT OF OPTIONS IN ANY CALENDAR YEAR. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under the terms of the Incentive Plan and all incentive stock option plans of the Corporation and the Subsidiaries) shall not exceed $100,000.

               Section 6. FAILURE TO SATISFY APPLICABLE REQUIREMENTS. In the event that an option is intended to be granted pursuant to the provisions of this Incentive Plan but fails to satisfy one or more requirements of this Incentive Plan, such option shall be deemed to have been granted pursuant to the Supplemental Plan set forth as Part II of the Program, provided that such option satisfies the requirements of the Supplemental Plan.

PART II

SUPPLEMENTAL STOCK OPTION PLAN

                  The following provisions shall apply with respect to options granted by the Program Administrator pursuant to Part II of the Program:

                  Section 1. GENERAL. This Supplemental Stock Option Plan ("Supplemental Plan") is Part II of the Corporation's Program. Any option granted pursuant to this Supplemental Plan shall not be an incentive stock option as defined in Section 422 of the Code. Unless any provision herein indicates to the contrary, this Supplemental Plan shall be subject to the General Provisions of the Program.

                  Section 2. TERMS AND CONDITIONS. The Program Administrator may grant supplemental stock options to any person eligible under Article 4 of the General Provisions. The terms and conditions of options granted under this Supplemental Plan may differ from one another as the Program Administrator shall, in its discretion, determine as long as all options granted under this Supplemental Plan satisfy the requirements of this Supplemental Plan.

                  Section 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Supplemental Plan shall expire on the date determined by the Program Administrator, but in no event shall any option granted under this Supplemental Plan expire later than ten years from the date on which the option is granted.

                  Section 4. PURCHASE PRICE. The option price with respect to any option granted pursuant to this Supplemental Plan shall be determined by the Program Administrator at the time of grant.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DIAMOND ENTERTAINMENT CORPORATION

800 Tucker Lane

Walnut, California 91789

The undersigned hereby appoints James K.T. Lu, Jeffery I. Schillen and Fred U. Odaka, or any of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock and Convertible Preferred Stock of Diamond Entertainment Corporation, a New Jersey corporation (“Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s offices, 800 Tucker Lane, California 91789, on Tuesday, March 1, 2005 10:00 A.M., Pacific Time, or at any adjournments thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and proxy statement, dated February 4, 2005, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting. The proposals set forth on the reverse hereof are proposed by the Company.

Please mark, sign and date on reverse side and return in the accompanying envelope.

Address Change (Mark the coresponding box below)

PLEASE MARK HERE FOR                              MARK HERE IF YOU

 ADDRESS CHANGE  [   ]                       PLAN TO ATTEND

                                                                                THE MEETING       [   ]

[Proxy Card]

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY

Please mark your votes like this       [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED SHAREHOLDER.  IF

NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS BELOW, INCLUDING FOR ALL NOMINEES.

The Board of Directors recommends a
vote FOR the following proposals:

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN.

 1.   INCREASE AUTHORIZED SHARES OF COMMON STOCK

.

3.   INCENTIVE PLAN

To approve the proposed change of the Company’s Certificate of

[   ]

[   ]

[   ]

To adopt and approve the Diamond Entertainment Corporation

Incorporation to increase the total number of Common Shares

2005 Stock Incentive Plan

[   ]

[   ]

[   ]

authorized to be issued from 600,000,000 to 800,000,000 shares

FOR

AGAINST

ABSTAIN

FOR all nominee(s)

 WITHHOLD

2. REVERSE STOCK SPLIT

named (except as

AUTHORITY

marked to the contrary)

for all nominees named

To authorize a reverse stock split of the Company’s outstanding

[   ]

[   ]

[   ]

4.   ELECTION OF DIRECTORS

Common Stock in the range of 10:1 to 30:1, as determined in the

Names of Nominees

sole discretion of the Board of Directors

Directors: Class 1: Jeffrey Schillen, Fred U. Odaka

[   ]

[   ]

.

Class 2: Jerry Lan; Class 3: James K. T. Lu, Murray T. Scott

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name on the following line.)

------------------------------------------------------------------------------

5.   To transact such other business as may properly come before the meeting or any adjournment thereof

COMPANY ID

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________________________________  Signature  ______________________________________________    Date  ________________________

NOTE: Please sign exactly as your name appears hereon.  When shares are held by joint owners, both should sign. If signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

[Proxy Card]